FOR IMMEDIATE RELEASE

Access Integrated Technologies, Inc. Announces Fiscal 2008 Second Quarter Results

- Revenue Growth and Adjusted EBITDA Margin Increase Continues, Driven by Virtual Print Fees and Leveraging Customer Relationships -

MORRISTOWN, N.J. – November 9, 2007– Access Integrated Technologies, Inc. (“AccessIT” or the “Company”) (NASDAQ: AIXD) reported a 95% increase in revenues, to a record $19.5 million for the fiscal 2008 second quarter ended September 30, 2007, versus the year-ago period. In the quarter, the Company posted an Adjusted EBITDA1 (defined below) of $6.9 million or $0.27 per basic and diluted share, and a net loss of $9.3 million or $0.37 per basic and diluted share. The net loss includes non-cash expenses for depreciation, amortization of intangible assets, non-cash interest, debt refinancing and stock-based compensation aggregating $10.4 million or $0.41 per basic and diluted share.

Second Fiscal Quarter Highlights

•

Revenues for the second quarter increased by 95%, to $19.5 million from $10 million and for the six months ended September 30th increased 142% to $37.6 million from $15.5 million in the comparable year ago periods respectively. These increases were driven largely by Virtual Print Fee (“VPF”) revenues, delivery fees, software license fees for our Theatre Command CenterTM software and contributions from our Advertising and Creative Services Division (ACS) and The Bigger Picture, our alternative content distribution division.

•

The increases in Adjusted EBITDA[1], year-to-date to $13 million from $534 thousand and in the second quarter to $6.9 million from $752 thousand in the comparable year ago periods respectively, were primarily due to the increased revenues as described above, partially offset by increased operating and SG&A expenses resulting from the acquisitions of ACS and The Bigger Picture.

•

Loss From Operations in the September 2007 quarter decreased to $1.3 million from a loss of $5.3 million in the year ago period. The decreased loss was due primarily to higher revenues partially offset by increased depreciation and additional amortization of intangible assets resulting from the acquisitions of ACS and The Bigger Picture. Non-cash charges included in loss from operations for the year aggregated $18.9 million.

•	Gross Margin (revenue less direct operating expenses) continues to be over 60% in this second quarter.

•	Adjusted EBITDA[1] margins improved from 8% in the prior year’s second quarter, and from 34% in our recently completed first quarter, to 35% in this quarter.

•	As of September 30, 2007, the Company had installed 3,259 digital cinema systems.

_________________________

1  Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of its fundamental business activities. A reconciliation of Adjusted EBITDA to Generally Accepted Accounting Principles (“GAAP”) net income is included in the table attached to this release. Adjusted EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under GAAP, and may be defined differently by others.

(973) 290-0080	55 Madison Avenue, Morristown, NJ 07960

•

Growth of the Company’s satellite network to 170 sites in 40 states helped to drive 26% growth in second quarter delivery revenues versus the previous quarter despite digital screen count increase on average of 15.6% in the same period.

Bud Mayo, Chief Executive Officer of AccessIT, stated, “the second quarter and most recent weeks have marked an inflection point for AccessIT. We’ve successfully completed our Phase One digital cinema deployment plan and are gearing up to provide another 10,000 screens to exhibitors in the coming three years. In addition to the expected ramp of revenues from our recently installed screens in our next two quarters, revenue opportunities in three of our four other divisions are also being realized and The Bigger Picture is gearing up to provide a consistent flow of content beginning in the last quarter of our Fiscal year.”

CONFERENCE CALL NOTIFICATION

AccessIT will host a conference call to discuss its financial results at 1:00 p.m. EST on Friday, November 9, 2007. The conference can be accessed by dialing 913.981.4901, at least five minutes before the start of the call. No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on AccessIT’s Web site, www.accessitx.com. A replay of the call will be available after 4:00 p.m. eastern at 719.457.0820 or 888.203.1112, passcode 5884602. The replay will be accessible through Friday, November 16th.

Access Integrated Technologies, Inc. (AccessIT) is the global leader in providing integrated solutions for digital cinema. The company’s ground-breaking digital cinema networked services along with its Library Management Server™ and Theatre Command Center™ have enabled theatres across the United States to play more than three and a half million digital 2-D and 3-D showings of Hollywood features to date. AccessIT's comprehensive vendor neutral solutions provide pre-show entertainment, feature movies and live and pre-recorded alternative content via satellite to expand box office sales and develop new ways to attract incremental revenues. Through its alternative content distribution division, The Bigger Picture, AccessIT offers channels of programming including Kidtoons, Faith Based, Music, High Octane Sports and Anime. Access Integrated Technologies® and AccessITTM are trademarks of Access Integrated Technologies, Inc.  For more information on AccessIT, visit www.accessitx.com . [AIXD-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT 's filings with the Securities and Exchange Commission, including AccessIT's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects'', "anticipates'', "intends'', "plans'', “could”, “might”, "believes'', “seeks”, "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.

# # #

Contact:

Suzanne Moore
AccessIT
973.290.0080

smoore@accessitx.com

ACCESS INTEGRATED TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended September 30,
	2006	2007
	(Restated)

Revenues	$9,965	$19,466
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	5,194	6,984
Selling, general and administrative	3,922	5,479
Provision for doubtful accounts	110	184
Research and development	156	100
Stock-based compensation	2,779	112
Depreciation of property and equipment	2,923	6,805
Amortization of intangible assets	179	1,069
Total operating expenses	15,263	20,733

Loss from operations	(5,298)	(1,267)

Interest income	135	405
Interest expense	(849)	(5,988)
Non-cash interest expense	(23)	(1,095)
Debt refinancing expense	—	(1,122)
Other income (expense), net	(61)	(190)
Net loss	$(6,096)	$(9,257)
Net loss per common share - Basic and diluted	$(0.26)	$(0.37)
Weighted average number of common shares outstanding: Basic and diluted	23,613,396	25,338,550

Certain reclassifications of prior period data have been made to conform to the current presentation.

Access Integrated Technologies, Inc.

Adjusted EBITDA (as defined)

Reconciliation to GAAP Net Income

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2006	2007
Net loss	$(6,096)	$(9,257)
Add Back:
Amortization of software development.	169	166
Depreciation of property and equipment	2,923	6,805
Amortization of intangible assets	179	1,069
Interest income	(135)	(405)
Interest expense	849	5,988
Non-cash interest expense	23	1,095
Debt refinancing expense	—	1,122
Other (income) expense, net	61	190
Stock-based compensation	2,779	112
Adjusted EBITDA (as defined)	$752	$6,885

(973) 290-0080	55 Madison Avenue, Morristown, NJ 07960

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

(Unaudited)

	Six Months Ended September 30,
	2006	2007
	(Restated)

Revenues	$15,541	$37,612

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	8,616	13,190
Selling, general and administrative	6,408	11,037
Provision for doubtful accounts	129	370
Research and development	179	323
Stock-based compensation	2,779	199
Depreciation of property and equipment	4,774	12,930
Amortization of intangible assets	371	2,139
Total operating expenses	23,256	40,188

Loss from operations	(7,715)	(2,576)

Interest income	444	726
Interest expense	(1,152)	(10,646)
Non-cash interest expense	(46)	(2,181)
Debt refinancing expense	—	(1,122)
Other income (expense), net	(229)	(301)
Net loss	$(8,698)	$(16,100)
Net loss per common share - Basic and diluted	$(0.37)	$(0.64)
Weighted average number of common shares outstanding: Basic and diluted	23,288,537	25,050,081

Certain reclassifications of prior period data have been made to conform to the current presentation.

ACCESS INTEGRATED TECHNOLOGIES, INC.

Access Integrated Technologies, Inc.

Adjusted EBITDA (as defined)

Reconciliation to GAAP Net Income

(In thousands)

(Unaudited)

	Six Months Ended September 30,
	2006	2007
Net loss	$(8,698)	$(16,100)
Add Back:
Amortization of software development	325	295
Depreciation of property and equipment	4,774	12,930
Amortization of intangible assets	371	2,139
Interest income	(444)	(726)
Interest expense	1,152	10,646
Non-cash interest expense	46	2,181
Debt refinancing expense	—	1,122
Other (income) expense, net	229	301
Stock-based compensation	2,779	199
Adjusted EBITDA (as defined)	$534	$12,987

ACCESS INTEGRATED TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share data)

(Unaudited)

	March 31, 2007	September 30, 2007
ASSETS
Current assets
Cash and cash equivalents	$29,376	$52,353
Accounts receivable, net	18,504	20,111
Unbilled revenue, current portion	2,324	5,718
Prepaid and other current assets	1,988	6,587
Notes receivable, current portion	101	167
Total current assets	52,293	84,936

Deposits on property and equipment	8,513	1,273
Property and equipment, net	197,452	248,509
Intangible assets, net	19,432	17,331
Capitalized software costs, net	2,840	3,081
Goodwill	13,249	14,420
Accounts receivable, net of current portion	248	192
Deferred costs	4,627	5,647
Notes receivable, net of current portion	1,227	1,400
Unbilled revenue, net of current portion	1,221	1,381
Security deposits	445	430
Restricted cash	180	180
Total assets	$301,727	$378,780

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$28,931	$25,801
Current portion of notes payable	2,480	10,144
Current portion of customer security deposits	129	342
Current portion of capital leases	75	82
Current portion of deferred revenue	8,871	10,543
Total current liabilities	40,486	46,912

Notes payable, net of current portion	164,196	242,715
Customer security deposits, net of current portion	54	51
Deferred revenue, net of current portion	283	177
Capital leases, net of current portion	5,903	5,861
Total liabilities	210,922	295,716

Commitments and contingencies

Stockholders’ equity:

Class A common stock, $0.001 par value per share; 40,000,000 shares authorized; 23,988,607 and 25,219,096 shares issued and 23,937,167 and 25,167,656 shares outstanding at March 31, 2007 and September 30, 2007, respectively	24	25
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 763,811 shares issued and outstanding at March 31, 2007 and September 30, 2007	1	1
Additional paid-in capital	155,957	164,315
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(65,005)	(81,105)
Total stockholders’ equity	90,805	83,064

Total liabilities and stockholders’ equity	$301,727	$378,780

Certain reclassifications of prior period data have been made to conform to the current presentation.